Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 ( Nos. 333-141525 and 333-147805) of Rosetta Genomics Ltd. of our report dated June 26, 2008 with respect to the consolidated financial statements of Rosetta Genomics Ltd., included in the Annual Report on Form 20-F for the year ended December 31, 2007.

Tel-Aviv, Israel	Israel Kost Forer Gabbay & Kasierer
June 26, 2008	A Member of Ernst & Young Global